Darling International Inc.

News Release
August 12, 2003

DARLING INTERNATIONAL INC. ANNOUNCES
PROFITS INCREASE IN SECOND QUARTER

      Irving, Texas , August 12, 2003:     Darling International Inc. (AMEX:DAR) reported sales and earnings for its 2003 fiscal second quarter and six months ended June 28, 2003 as compared to the same periods of the prior year.

       For the 2003 second quarter, the Company’s net sales grew 30.4% to $78.5 million as compared to $60.2 million for the 2002 second quarter. Increases in finished product prices and finished products purchased for resale accounted for the majority of the $18.3 million net sales increase. For the 2003 second quarter, the Company reported net income of $3.2 million as compared to $1.2 million for the 2002 comparable period. The $2.0 million increase in net income for 2003 resulted from increases in net sales, a reduction in depreciation and amortization and interest expense, which more than offset increases in cost of sales, selling, general and administrative expense, other expenses, and income taxes.

       For the six months ended June 28, 2003, the Company reported net sales grew 23.8% to $147.2 million as compared to $118.9 million for the 2002 comparable period. Increases in finished product prices and finished products purchased for resale accounted for the majority of the $28.3 million net sales increase. For the six months ended June 28, 2003, the Company reported net income of $6.6 million as compared to $1.8 million for the 2002 comparable period. The $4.8 million increase in net income for 2003 resulted from increases in net sales, a reduction in depreciation and amortization and interest expense, which more than offset increases in cost of sales, selling, general and administrative expense, income taxes, and a reduction in other income.

       Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

       The Company’s shares are traded on the American Stock Exchange under the symbol DAR. In AMEX trading on August 11, 2003, Darling stock closed at $2.45 per share.

{ This media release contains forward-looking statements regarding the business operations of Darling. These statements are identified by words such as “may,” “will,” “expect,” “believe,” “intend,” “anticipate,” “should”, “estimate,” continue,” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including business and economic conditions in its existing markets. Other risks and uncertainties regarding Darling, the industry in which it operates and the implementation of its business strategy are described in Darling’s Form 10-Qs, the most recent filed August 13, 2003; Form 10-K filed March 26, 2003; Proxy Statement filed April 17, 2003 and Amendment No. 2 to the Registration Statement as filed on April 30, 2003. Darling undertakes no obligation to update any forward-looking statements made in this media release. }

Darling International Inc.

Consolidated Operating Results
For the Periods Ended June 28, 2003 and June 29, 2002
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                     Three Months Ended                            Six Months Ended
                                         ------------------------------------------    ------------------------------------------
                                                                        $ Change                                     $ Change
                                          June 28,      June 29,        Favorable       June 28,       June 29,      Favorable
                                              2003          2002      (Unfavorable)         2003           2002    (Unfavorable)
                                         ----------    -----------    -------------    ----------    ----------    --------------
Net sales                                 $ 78,536      $ 60,189        $ 18,347        $147,187       $118,868        $ 28,319
Costs and expenses:
    Cost of sales and operating expenses    60,033        44,623         (15,410)        111,083         88,367         (22,716)
    Selling, general and
       administrative expenses               8,879         8,285            (594)         17,399         15,443          (1,956)
    Depreciation and amortization            3,623         3,937             314           7,280          8,025             745
                                           -------       -------        --------         -------        -------        --------
        Total costs and expenses            72,535        56,845         (15,690)        135,762        111,835         (23,927)
                                           -------       -------        --------         -------        -------        --------
Operating income                             6,001         3,344           2,657          11,425          7,033           4,392
                                           -------       -------        --------         -------        -------        --------

Other income (expense):
     Interest expense                         (419)       (1,385)            966            (911)        (5,270)          4,359
     Other, net                               (453)          746          (1,199)            130          1,493          (1,363)
                                           -------       -------         -------         -------        -------        --------
        Total other expense                   (872)         (639)           (233)           (781)        (3,777)          2,996
                                           -------       -------         -------         -------        -------        --------
Income from continuing
  operations before income taxes             5,129         2,705           2,424          10,644          3,256           7,388
Income taxes                                (1,949)       (1,358)           (591)         (4,045)        (1,372)         (2,673)
                                           -------       -------        --------         -------        -------        --------
Income from continuing operations            3,180         1,347           1,833           6,599          1,884           4,715
Loss from discontinued
  operations, net of tax                         -           (98)             98               -            (52)             52
                                           -------       -------         --------        -------        -------        --------
Net income                                   3,180         1,249           1,931           6,599          1,832           4,767
Preferred dividends and accretion (1)         (342)         (255)            (87)           (697)          (255)           (442)
                                           -------      -------         --------         -------        -------        --------
Net income applicable to
  common shareholders                     $  2,838      $    994       $   1,844        $  5,902       $  1,577       $   4,325
                                           =======       =======        ========         =======        =======        ========

Basic income  per share                    $  0.05       $  0.03         $  0.02         $  0.10        $  0.06         $  0.04
                                           =======       =======         =======         =======        =======         =======
Diluted income per share                   $  0.05       $  0.03         $  0.02         $  0.09        $  0.06         $  0.03
                                           =======       =======         =======         =======        =======         =======

     (1) Preferred dividends accrued were $154,000 during the three months ended June 28, 20 03.
         Accretion of the preferred stock discount was $188,000 during the three months end ed June 28, 2003.
         Preferred dividends accrued were $310,000 during the six months ended June 28, 200 3.
         Accretion of the preferred stock discount was $387,000 during the six months ended  June 28, 2003.

FOR MORE INFORMATION CONTACT: John O. Muse, Executive Vice President of Finance and Administration, or Brad Phillips, Treasurer	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300